Exhibit 99.1

News Release

For Immediate Release

Jackson Hewitt Reports Fiscal 2011 Second Quarter Results

Adjusted Net Loss of $0.66 Per Basic and Diluted Share

Preparations for 2011 Tax Season in High Gear

PARSIPPANY, NJ – December 10, 2010 – Jackson Hewitt Tax Service Inc. (“Jackson Hewitt”) (NYSE: JTX) today reported a net loss of $19.4 million, or $0.67 per basic and diluted share for the second quarter of fiscal 2011, versus a net loss of $19.5 million in the second quarter of fiscal 2010, or $0.68 per basic and diluted share. On an adjusted basis, Jackson Hewitt’s net loss in the 2011 second quarter was $19.0 million, or $0.66 per basic and diluted share, versus an adjusted net loss of $18.9 million, or $0.66 per basic and diluted share, in the year ago quarter. A schedule entitled Condensed Adjusted Results of Operations, which reconciles the reported and adjusted results, accompanies this earnings release.

Jackson Hewitt has historically generated approximately 4% of its total annual revenues in each of the first two fiscal quarters due to the seasonal nature of the tax return preparation business. Additionally, Jackson Hewitt typically incurs a net loss during the first and second fiscal quarters.

Reported consolidated total revenues in the 2011 second quarter were $3.5 million, versus $4.0 million in the 2010 second quarter.

“Our preparations for the 2011 tax season are in high gear,” stated Harry W. Buckley, president and chief executive officer of Jackson Hewitt. “We successfully expanded our refund anticipation loan (“RAL”) product coverage versus last year to approximately 80% of anticipated volume. We have achieved this level of national coverage by allocating offices based on volume, while ensuring that every franchisee will have coverage under our RAL program. We continue to successfully work with Walmart to implement operational improvements designed to drive more clients to our kiosks under our exclusive national arrangement. Lastly, we are moving ahead with the rollout of our new franchise agreement, which provides various incentives aimed at enhancing growth and profitability for both our franchisees and Jackson Hewitt. As a result of the progress we have made, we are better positioned to successfully compete in the 2011 tax season.”

Franchise Operations

Reported revenues in the 2011 second quarter were $3.2 million, versus $3.5 million in the 2010 second quarter. The revenue decrease of $0.3 million in the second quarter this year versus the year ago quarter primarily resulted from lower financial product fees, reflecting a decline in Gold Guarantee® product revenues, as well as lower royalty and territory sales revenues.

The majority of financial product fees earned in the first and second quarters of each year relate to sales of the Gold Guarantee® product from prior tax seasons that are amortized into revenue over the term of the contract. These product sales have been lower due to the reduction in related tax returns in recent years.

3 Sylvan Way, Parsippany, New Jersey 07054 Phone: 973.630.0821 Fax: 973.630.0812

www.jacksonhewitt.com

Territory sales through the first six months of the 2011 fiscal year totaled 30, versus 116 territory sales over the same period last fiscal year. The higher number of territory sales last year reflects the first year of activity in connection with Jackson Hewitt’s expanded Walmart relationship. All of these territories were sold in the second quarter of each respective year, and nearly all of the territory sales in each fiscal second quarter were related to expansion of Jackson Hewitt’s Walmart distribution channel. Throughout this period, a special incentive program provided franchisees the opportunity to open up Walmart markets in new territories at a lower purchase price and allowed for the purchase obligation to be due and payable over the period of our relationship with Walmart.

Reported total expenses in the franchise segment were $12.4 million in the 2011 second quarter, versus $14.0 million in the 2010 second quarter. The year-over-year expense improvement was primarily due to lower television advertising production expenses in connection with this year’s marketing and advertising program, as well as lower headcount versus last year’s second quarter.

Company-Owned Offices

Reported service revenues from operations in the company-owned offices segment were $0.2 million, versus $0.5 million in the year ago quarter. The $0.3 million revenue reduction year-over-year was primarily related to reduced Gold Guarantee® product revenues. Reported total expenses in the 2011 second quarter were $8.6 million, versus $9.3 million in the 2010 second quarter, primarily reflecting reduced selling, general and administrative expense resulting from decreased headcount versus last year’s second quarter. The 2010 second quarter included a $0.1 million charge related to employee termination and related expenses. In total, the reported loss before income taxes in the company-owned offices segment in the 2011 second quarter decreased to $8.4 million, versus $8.7 million in the year ago quarter.

Corporate and Other

On a reported basis, the corporate and other loss before income taxes was $19.7 million in the 2011 second quarter, versus a reported loss before income taxes of $14.3 million in the 2010 second quarter. Reported pre-tax interest expense was $5.8 million higher in the 2011 second quarter than the year ago quarter primarily due to the accrual of non-cash, payment in kind (“PIK”) interest resulting from the Credit Agreement amendment that was completed on April 30, 2010. The 2011 second quarter included a $0.7 million charge related to certain corporate advisory services. The 2010 second quarter included a $0.5 million charge related to employee termination and related expenses, and a $0.1 million charge in connection with certain corporate advisory services.

Bank Partner Agreements in Place for 2011 Tax Season

Under Jackson Hewitt’s amended agreement with Republic Bank & Trust Company (“Republic”), which was entered into on September 30, 2010, the number of Jackson Hewitt offices making Republic financial products (RAL and Assisted Refund) available will remain the same in the upcoming tax season. However, Jackson Hewitt will be allowed to substitute offices, subject to Republic approval, thereby allowing Jackson Hewitt to more optimally select offices to offer financial products. Jackson Hewitt has provided Republic with a list of offices to offer financial products for the 2011 tax season. Accordingly, during the 2011 tax season, Jackson Hewitt expects that Republic will provide financial products covering approximately 80% of the anticipated system-wide volume requirements for RAL and Assisted Refund products. Jackson Hewitt has also secured additional Assisted Refund product through an agreement with Santa Barbara Tax Products Group, which results in the achievement of 100% national coverage of its offices for the upcoming tax season.

Analyst Conference Call

Harry W. Buckley, president and chief executive officer, and Daniel P. O’Brien, executive vice president and chief financial officer, will host an analyst conference call this morning, Friday, December 10, 2010, at 8:30 a.m. (EST), to discuss the fiscal 2011 second quarter results and preparations for the 2011 tax season. Please visit the investor relations tab of the Company’s website, www.jacksonhewitt.com, at least 10 minutes prior to the beginning of the call in order to access the webcast. If you are unable to listen to the live webcast, a replay will be available on this website.

About Jackson Hewitt Tax Service Inc.

Based in Parsippany, N.J., Jackson Hewitt Tax Service Inc. (NYSE: JTX) is an industry leading provider of full service individual federal and state income tax preparation, with franchised and company-owned office locations throughout the United States. Jackson Hewitt Tax Service® also offers an online tax preparation product at www.jacksonhewittonline.com. For more information, or to locate the Jackson Hewitt® office nearest to you, visit www.jacksonhewitt.com or call 1-800-234-1040. Jackson Hewitt can also be found on Facebook and Twitter.

Forward-Looking Statements

This press release contains statements, including, without limitation, those statements related to expected RAL and Assisted Refund coverage for the 2011 tax season, the impact of operational improvements to the Walmart program, and the progress and expected benefits of the rollout of the new franchise agreement renewal program and Jackson Hewitt’s success in executing on its operating plans, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to: Jackson Hewitt’s ability to execute on its strategic plan and reverse its declining profitability; ability to improve Jackson Hewitt’s distribution system; government legislation and regulation of the tax return preparation industry and related financial products, including refund anticipation loans, and the failure by us, or the financial institutions which provide financial products to Jackson Hewitt’s customers, to comply with such legal and regulatory requirements; the success of Jackson Hewitt’s franchised offices; Jackson Hewitt’s customers’ ability to obtain financial products through Jackson Hewitt’s tax return preparation offices; changes in Jackson Hewitt’s relationship with Wal-Mart or other large retailers and shopping malls that could affect Jackson Hewitt’s growth and profitability; Jackson Hewitt’s compliance with credit facility covenants; compliance with the NYSE’s continued listing standards; Jackson Hewitt’s ability to continue to operate as a going concern; Jackson Hewitt’s ability to reduce its cost structure; Jackson Hewitt’s ability to successfully attract and retain key personnel; government initiatives that simplify tax return preparation or reduce the need for a third party tax return preparer, improve the timing and efficiency of processing tax returns or decrease the number of tax returns filed; delays in the passage of tax laws and their implementation; Jackson Hewitt’s ability to exercise control over the operations of its franchisees; Jackson Hewitt’s responsibility to third parties, regulators or courts for the acts of, or failures to act by, Jackson Hewitt’s franchisees or their employees; the effectiveness of Jackson Hewitt’s tax return preparation compliance program; increased regulation of tax return preparers; Jackson Hewitt’s exposure to litigation; the failure of Jackson Hewitt’s insurance to cover all the risks associated with its business; Jackson Hewitt’s ability to protect its customers’ personal and financial information; the effectiveness of

Jackson Hewitt’s marketing and advertising programs and franchisee support of these programs; the seasonality of Jackson Hewitt’s business; competition from tax return preparation service providers, volunteer organizations and the government; Jackson Hewitt’s reliance on technology systems and electronic communications to perform the core functions of its business; Jackson Hewitt’s ability to protect its intellectual property rights or defend against any third party allegations of infringement by us; Jackson Hewitt’s reliance on cash flow from subsidiaries; Jackson Hewitt’s exposure to increases in prevailing market interest rates; Jackson Hewitt’s quarterly results not being indicative of its performance as a result of tax season being relatively short and straddling two quarters; certain provisions that may hinder, delay or prevent third party takeovers; Jackson Hewitt’s ability to maintain an effective system of internal controls; impairment charges related to goodwill; the credit market crisis; and the effect of market conditions, general conditions in the tax return preparation industry or general economic conditions.

Additional information concerning these and other risks that could impact Jackson Hewitt’s business can be found in Jackson Hewitt’s Annual Report on Form 10-K/A for the fiscal year ended April 30, 2010, and other public filings with the Securities and Exchange Commission (“SEC”). Copies are available from the SEC or Jackson Hewitt’s website. Jackson Hewitt assumes no obligation, and Jackson Hewitt expressly disclaims any obligation, to update or alter any forward-looking statements.

Contacts:

Investor Relations:	Media Relations:

David G. Weselcouch	Michael J. LaCosta
Vice President, Treasury and Investor Relations	Director of Public Relations
973-630-0809	973-630-0680

# # #

JACKSON HEWITT TAX SERVICE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended October 31,		Six Months Ended October 31,
	2010	2009	2010	2009
Revenues
Franchise operations revenues:
Royalty	$632	$688	$1,219	$1,244
Marketing and advertising	278	302	536	547
Financial product fees	2,244	2,340	5,125	5,660
Other	86	166	249	502
Service revenues from company-owned office operations	237	536	770	1,124

Total revenues	3,477	4,032	7,899	9,077

Expenses
Cost of franchise operations	7,121	7,037	16,389	14,525
Marketing and advertising	2,261	3,409	4,633	6,424
Cost of company-owned office operations	7,304	7,281	13,866	14,277
Selling, general and administrative	9,568	10,761	19,028	27,487
Depreciation and amortization	3,249	3,709	6,565	7,034

Total expenses	29,503	32,197	60,481	69,747

Loss from operations	(26,026)	(28,165)	(52,582)	(60,670)
Other income/(expense):
Interest and other income	796	633	1,725	1,231
Interest expense	(11,196)	(5,408)	(21,567)	(10,437)

Loss before income taxes	(36,426)	(32,940)	(72,424)	(69,876)
Benefit from income taxes	17,004	13,462	33,808	28,558

Net loss	$(19,422)	$(19,478)	$(38,616)	$(41,318)

Loss per share:
Basic and Diluted	$(0.67)	$(0.68)	$(1.34)	$(1.45)

Weighted average shares outstanding:
Basic and Diluted	28,840	28,598	28,791	28,578

JACKSON HEWITT TAX SERVICE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except per share amounts)

	As of
	October 31, 2010	April 30, 2010
Assets
Current assets:
Cash and cash equivalents	$2,775	$10,846
Accounts receivable, net of allowance for doubtful accounts of $3,174 and $4,910, respectively	14,405	24,161
Notes receivable, net	5,741	5,827
Restricted cash	1,360	1,195
Prepaid expenses and other	17,165	17,447
Deferred income taxes	2,017	2,049

Total current assets	43,463	61,525

Property and equipment, net	22,170	24,575
Goodwill	148,873	148,873
Other intangible assets, net	86,435	87,125
Notes receivable, net	2,981	3,282
Other non-current assets, net	12,064	21,044

Total assets	$315,986	$346,424

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$16,372	$16,519
Current portion of long-term debt	322,664	30,000
Income taxes payable	5,811	41,056
Deferred revenues	6,175	7,440

Total current liabilities	351,022	95,015

Long-term debt	—	244,000
Deferred income taxes	20,840	19,128
Other non-current liabilities	6,518	13,416

Total liabilities	378,380	371,559

Stockholders’ deficit:
Common stock, par value $0.01; Authorized: 200,000,000 shares; Issued: 39,753,757 and 39,508,562 shares, respectively	395	395
Additional paid-in capital	391,129	390,400
Retained deficit	(148,883)	(110,271)
Accumulated other comprehensive loss	(2,131)	(2,801)
Less: Treasury stock, at cost: 10,776,289 and 10,746,683 shares, respectively	(302,904)	(302,858)

Total stockholders’ deficit	(62,394)	(25,135)

Total liabilities and stockholders’ deficit	$315,986	$346,424

JACKSON HEWITT TAX SERVICE INC.

CONDENSED FRANCHISE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended October 31,		Six Months Ended October 31,
	2010	2009	2010	2009

Revenues
Royalty	$632	$688	$1,219	$1,244
Marketing and advertising	278	302	536	547
Financial product fees	2,244	2,340	5,125	5,660
Other	86	166	249	502

Total revenues	3,240	3,496	7,129	7,953

Expenses
Cost of operations	7,121	7,037	16,389	14,525
Marketing and advertising	2,168	3,276	4,473	6,195
Selling, general and administrative	757	1,054	1,313	1,905
Depreciation and amortization	2,332	2,657	4,691	4,950

Total expenses	12,378	14,024	26,866	27,575

Loss from operations	(9,138)	(10,528)	(19,737)	(19,622)
Other income/(expense):
Interest and other income	799	610	1,718	1,208

Loss before income taxes	$(8,339)	$(9,918)	$(18,019)	$(18,414)

JACKSON HEWITT TAX SERVICE INC.

CONDENSED COMPANY-OWNED OFFICE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended October 31,		Six Months Ended October 31,
	2010	2009	2010	2009

Revenues
Service revenues from operations	$237	$536	$770	$1,124

Expenses
Cost of operations	7,304	7,281	13,866	14,277
Marketing and advertising	93	133	160	229
Selling, general and administrative	335	800	1,098	1,695
Depreciation and amortization	917	1,052	1,874	2,084

Total expenses	8,649	9,266	16,998	18,285

Loss from operations	(8,412)	(8,730)	(16,228)	(17,161)

Loss before income taxes	$(8,412)	$(8,730)	$(16,228)	$(17,161)

JACKSON HEWITT TAX SERVICE INC.

CONDENSED CORPORATE AND OTHER

(Unaudited)

(In thousands)

	Three Months Ended October 31,		Six Months Ended October 31,
	2010	2009	2010	2009

Expenses (a)
General and administrative	$5,605	$4,916	$10,631	$9,899
Employee termination and related expenses	—	489	—	4,745
Consulting expenses	976	838	2,463	3,106
External legal fees	1,336	2,095	2,433	4,766
Share-based compensation	559	569	1,090	1,371

Total expenses	8,476	8,907	16,617	23,887

Loss from operations	(8,476)	(8,907)	(16,617)	(23,887)
Other income/(expense):
Interest and other income	(3)	23	7	23
Interest expense	(11,196)	(5,408)	(21,567)	(10,437)

Loss before income taxes	$(19,675)	$(14,292)	$(38,177)	$(34,301)

(a)	Included in selling, general and administrative in the Condensed Consolidated Statements of Operations.

JACKSON HEWITT TAX SERVICE INC.

CONDENSED ADJUSTED RESULTS OF OPERATIONS

(unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended October 31,		Six Months Ended October 31,
	2010	2009	2010	2009

Net loss, as reported	$(19,422)	$(19,478)	$(38,616)	$(41,318)
Employee termination and related expenses	—	796	—	5,081
Corporate advisory services	727	126	1,763	252
Adjustment to income taxes	(339)	(377)	(823)	(2,180)

Net loss, as adjusted	$(19,034)	$(18,933)	$(37,676)	$(38,165)

Loss per share, as reported
Basic and Diluted	$(0.67)	$(0.68)	$(1.34)	$(1.45)

Loss per share, as adjusted
Basic and Diluted	$(0.66)	$(0.66)	$(1.31)	$(1.34)